CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Geltology Inc. (the “Company”) for the quarter ended March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Xingping Hou, Chief Executive Officer of the Company, and Shaokang Zeng, Chief Financial Officer of the Company, certify that, to the best of his knowledge:

(1)	the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	all information contained in the Report fairly presents, in all material respects, the Company’s financial condition and results of operations.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Date: May 15, 2013

/s/ Xingping Hou
Xingping Hou
Chief Executive Officer
(Principal Executive Officer)

/s/ Shaokang Zeng
Shaokang Zeng
Chief Financial Officer
(Principal Financial and Accounting Officer)